                                IMAX CORPORATION
                                  EXHIBIT 3.2

[INDUSTRY CANADA LOGO] Industrie Canada

CERTIFICATE                                        CERTIFICAT
OF AMENDMENT                                       DE MODIFICATION

CANADA BUSINESS                                    LOI CANADIENNE SUR
CORPORATIONS ACT                                   LES SOCIETES PAR ACTIONS

 IMAX CORPORATION                                                     399473-2
-------------------------------------------------    ------------------------------------------------
Name of corporation-Denomination de la societe           Corporation number-Numero de la societe

I hereby certify that the articles of the               Je certifie que les statuts de la societe
above-named corporation were amended:                   susmentionnee ont ete modifies:

a) under section 13 of the Canada                     [ ] a) en vertu de l'article 13 de la Loi
   Business Corporations Act in                              canadienne sur les societes par
   accordance with the attached notice;                      actions, conformement a l'avis ci-joint;

b) under section 27 of the Canada                     [ ] b) en vertu de l'article 27 de la Loi
   Business Corporations Act as set out in                   canadienne sur les societes par
   the attached articles of amendment                        actions, tel qu'il est indique dans les
   designating a series of shares;                           clauses modificatrices ci-jointes
                                                             designant une serie d'actions;

c) under section 179 of the Canada                   [x] c)  en vertu de l'article 179 de la Loi
   Business Corporations Act as set out in                   canadienne sur les societes par
   the attached articles of amendment;                       actions, tel qu'il est indique dans les
                                                             clauses modificatrices ci-jointes;

d) under section 191 of the Canada                    [ ] d) en vertu de l'article 191 de la Loi
   Business Corporations Act as set out in                   canadienne sur les societes par
   the attached articles of reorganization;                  actions, tel qu'il est indique dans les
                                                             clauses de  reorganisation ci-jointes;

/s/ ILLEGIBLE                              June 25, 2004 / Ie 25 juin 2004

Director - Directeur                   Date of Amendment - Date de modification

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                                IMAX CORPORATION
                                  EXHIBIT 3.2

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
[INDUSTRY CANADA LOGO]
Industry Canada          Industrie Canada       ELECTRONIC TRANSACTION     RAPPORT DE LA TRANSACTION
                                                       REPORT                   ELECTRONIQUE
Canada Business         Loi canadienne sur les   ARTICLES OF AMENDMENT      CLAUSES MODIFICATRICES
Corporations Act        Societes par actions     (SECTIONS 27 OR 177)        (ARTICLES 27 OU 177)

PROCESSING TYPE - MODE DE TRAITEMENT:   E-cOmmerce/Commerce-e
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
1.    NAME OF CORPORATION - DENOMINATION DE LA SOCIETE              2. CORPORATION NO. - N(degree) DE LA SOCIETE

IMAX CORPORATION                                                                      399473-2
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

3.    THE ARTICLES OF THE ABOVE-NAMED CORPORATION ARE AMENDED AS FOLLOWS:

      LES STATUTS DE LA SOCIETE MENTIONNEE CI-DESSUS SONT MODIFIES DE LA FACON
      SUIVANTE:

That the Certificate and Articles of Amalgamation dated January 1, 2002 of the Corporation be amended by deleting Schedule I including I-A of Article 3 and
Schedule Ii of Article 7 thereof and replacing those schedules with the following Schedule I including I-A and Schedule II:

SCHEDULE I

The Corporation is authorized to issue an unlimited number of Common Shares and an unlimited number of Special Shares, issuable in series. Schedule I-A sets forth the rights, privileges, restrictions and conditions of such shares.

SCHEDULE I-A

1.    Common Shares

The rights, privileges, restrictions and conditions attaching to the Common Shares are as follows:

(A) Payment of Dividends: The holders of the Common Shares shall be entitled to receive dividends if, as and when declared by the Board of Directors of the Corporation out of the assets of the Corporation properly applicable to the payment of dividends in such amounts and payable in such manner as the Board of Directors may from time to time determine. Subject to the rights of the holders of any other class of shares of the Corporation entitled to receive dividends in priority to or ratably with the holders of the Common Shares, the Board of Directors may in their sole discretion declare dividends on the Common Shares to the exclusion of any other class of shares of the Corporation.

(B) Participation upon Liquidation, Dissolution or Winding-Up: In the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs, the holders of the Common Shares shall, subject to the rights of the holders of any other class of shares of the Corporation entitled to receive the assets of the Corporation upon such a distribution in priority to or ratably with the holders of the Common Shares, be entitled to participate ratably in any distribution of the assets of the Corporation.

(C) Voting Rights: The holders of the Common Shares shall be entitled to receive notice of and to attend all annual and special meetings of the shareholders of the Corporation and to one vote in respect of each Common Share held at all such meetings.

2.    Special Shares

The rights, privileges, restrictions and conditions attaching to the Special Shares are as follows:

(a) Series: The Special Shares may at any time or from time to time be issued in one or more series. The Board of Directors of the Corporation may from time to time before the issue thereof fix the number of shares in, and determine the designation, rights, privileges, restrictions and conditions attaching to the shares of, each series of Special Shares.

                                IMAX CORPORATION
                                  EXHIBIT 3.2

(b) Priority: The Special Shares shall be entitled to priority over the Common Shares and all other shares ranking junior to the Special Shares with respect to the payment of dividends and the distribution of assets of the Corporation in the event of any liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs.

(c) Voting Rights: Except as otherwise provided by law, the holders of the Special Shares shall not, as such, be entitled to receive notice of or to attend any meeting of the shareholders of the Corporation and shall not be entitled to vote at any such meeting. Without limiting the generality of the foregoing, the holders of the Special Shares shall not be entitled to vote separately as a class on any proposal to amend the Articles of the Corporation to:

(i) increase or decrease any maximum number of authorized Special Shares, or increase any maximum number of authorized shares of a class having rights or privileges equal or superior to the special shares; or

(ii) effect an exchange, reclassification or cancellation of all or part of the special shares; or

(iii) create a new class of shares equal or superior to the special shares.

SCHEDULE II

1. The number of directors of the Corporation at any time shall be such number within the minimum and maximum number of directors set forth in the articles of the Corporation as is determined from time to time by resolution of the directors in light of the Corporation's contractual obligations in effect from time to time.

2. Subject to the Canada Business Corporations Act and the Corporation's contractual obligations then in effect, the directors may fill any vacancies among the directors, whether arising due to an increase in the number of directors within the minimum and maximum number of directors set forth in the articles of the Corporation or otherwise.

3. The directors shall be divided into three classes and for a term of three years. in any election or appointment of a director to fill a vacancy created by any director ceasing to hold office, the election or appointment shall be for the unexpired term of the director who has ceased to hold office. if the number of directors is changed, any increase or decrease shall be apportioned among the classes of directors in such a manner as will maintain or attain, to the extent possible, an equal number of directors in each class of directors. if such equality is not possible, the increase or decrease shall be apportioned among the classes of directors in such a manner that the difference in the number of directors in any two classes shall not exceed one.

4. Meetings of shareholders may be held in New York, New York; Los Angeles, California; Chicago, Illinois; Houston, Texas; Philadelphia, Pennsylvania; San Diego, California; Dallas, Texas; Phoenix, Arizona; Detroit, Michigan; San Antonio, Texas and Washington, DC; or in any place in Canada that the directors from time to time determine.

DATE         NAME - NOM         SIGNATURE            CAPACITY OF - EN QUALITE
2004-06-25   G. MARY RUBY                            AUTHORIZED OFFICER
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